SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)____

                                   ----------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                      36-0899825
                                                      (I.R.S. employer
                                                    identification number)

One First National Plaza, Chicago, Illinois             60670-0126
      (Address of principal executive offices)          (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                                   ----------

                            MORGAN STANLEY GROUP INC.
               (Exact name of obligor as specified in its charter)



         Delaware                                        13-2838811
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                  identification number)


         1585 Broadway
         New York, New York                                10036
(Address of principal executive offices)                 (Zip Code)


                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency,  Washington,  D.C.,  Federal  Deposit
                  Insurance   Corporation,   Washington,   D.C.,  The  Board  of
                  Governors of the Federal Reserve System, Washington D.C.

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.


Item 16.          List of exhibits.   List below all exhibits filed as a
                  part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.



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





                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th day of March, 1996.


                      The First National Bank of Chicago,
                      Trustee

                      By   /s/ R. D. Manella

                           R. D. Manella
                           Vice President



* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).


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





                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                  March 8, 1996




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Morgan Stanley Group Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           The First National Bank of Chicago

                           By:  /s/ R. D. Manella

                                R. D. Manella
                                Vice President


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




                                    EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago      Call Date: 12/31/95   ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                    Page RC-1
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                               C400             [-
                                                                         Dollar Amounts in                   --------          ----
                                                                            Thousands            RCFD      BIL MIL THOU
                                                                            ---------            ----      ------------


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ........                            0081         4,003,995        1.a.
    b. Interest-bearing balances(2) .................................                            0071         9,240,284        1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ....                            1754                 0        2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) .                            1773           827,134        2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold ...........................................                            0276         3,287,844        3.a.
    b. Securities purchased under agreements to resell ..............                            0277           612,400        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) ...........................................................      RCFD 2122 16,463,126                                4.a
    b. LESS: Allowance for loan and lease losses ....................      RCFD 3123    353,777                                4.b.
    c. LESS: Allocated transfer risk reserve ........................      RCFD 3128          0                                4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) .........................                            2125        16,109,349        4.d.
5.  Assets held in trading accounts .................................                            3545        12,379,396        5.
6.  Premises and fixed assets (including capitalized leases) ........                            2145           591,753        6.
7.  Other real estate owned (from Schedule RC-M) ....................                            2150             8,796        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..................................                            2130            40,560        8.
9.  Customers' liability to this bank on acceptances outstanding ....                            2155           524,918        9.
10. Intangible assets (from Schedule RC-M) ..........................                            2143           101,011       10.
11. Other assets (from Schedule RC-F) ...............................                            2160         1,633,056       11.
12. Total assets (sum of items 1 through 11) ........................                            2170        49,360,496       12.


----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:       The First National Bank of Chicago    Call Date:   12/31/95   ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Suite 0460                                                 Page RC-2
City, State  Zip:          Chicago, IL  60670-0460
FDIC Certificate No.:      0/3/6/1/8


Schedule RC-Continued

                                                                      Dollar Amounts in
                                                                           Thousands                    Bil Mil Thou
                                                                      -----------------                 ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ..............................                          RCON 2200     15,174,243    13.a.
       (1) Noninterest-bearing(1) ...............................    RCON 6631   6,217,164                             13.a.(1)
       (2) Interest-bearing .....................................    RCON 6636   8,957,079                             13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) .......................                          RCFN 2200     14,435,503    13.b.
       (1) Noninterest bearing ..................................    RCFN 6631     625,206                             13.b.(1)
       (2) Interest-bearing .....................................    RCFN 6636  13,810,297                             13.b.(2)
14. Federal funds purchased and securities  sold under  agreements to repurchase in domestic offices of the bank and of its Edge and Agreement  subsidiaries, and in IBFs:
    a. Federal funds purchased ..................................                          RCFD 0278      2,449,282    14.a.
    b. Securities sold under agreements to repurchase ...........                          RCFD 0279        880,215    14.b.
15. a. Demand notes issued to the U.S. Treasury .................                          RCON 2840         93,942    15.a.
    b. Trading Liabilities ......................................                          RCFD 3548      7,523,265    15.b.
16. Other borrowed money:
    a. With original maturity of one year or less ...............                          RCFD 2332      1,897,370    16.a.
    b. With original  maturity of more than one year ............                          RCFD 2333        383,807    16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases ......................................................                          RCFD 2910        280,522    17.
18. Bank's liability on acceptance executed and outstanding .....                          RCFD 2920        524,918    18.
19. Subordinated notes and debentures ...........................                          RCFD 3200      1,225,000    19.
20. Other liabilities (from Schedule RC-G) ......................                          RCFD 2930      1,444,364    20.
21. Total liabilities (sum of items 13 through 20) ..............                          RCFD 2948     46,312,431    21.
22. Limited-Life preferred stock and related surplus ............                          RCFD 3282              0    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...............                          RCFD 3838              0    23.
24. Common stock ................................................                          RCFD 3230        200,858    24.
25. Surplus (exclude all surplus related to preferred stock) ....                          RCFD 3839      2,320,126    25.
26. a. Undivided profits and capital reserves ...................                          RCFD 3632        519,849    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ...............................................                          RCFD 8434          7,315    26.b.
27. Cumulative foreign currency translation adjustments .........                          RCFD 3284           (83)    27.
28. Total equity capital (sum of items 23 through 27) ...........                          RCFD 3210      3,048,065    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) .......................                          RCFD 3300     49,360,496    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                   Number
    auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 6724   N/A    M.1.

1  = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state
     public  accounting  firm  which  submits a report on the bank        chartering authority)
2  = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                                 7 = Other audit procedures (excluding tax preparation work)
3  = Directors'  examination  of the bank  conducted in               8 = No external audit work
     accordance with generally  accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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